BlackRock Multi-State Municipal Series Trust:

BlackRock New York Municipal Bond Fund

FILE #811-04375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/03/07	New York St Twy Authority Gen	1,008,910,000	1,100,000

Citi, JPMorgan, M.R. Beal & Company, Merrill Lynch & Co., Raymond James & Associates, Inc., Bear, Stearns & Co. Inc, RBC Capital Markets, UBS Investment Bank, KeyBanc Capital Markets, Wachovia Bank, National Association

12/06/07	Metropolitan Transn Auth NY Rev	415,000,000	750,000

Citi, JPMorgan, Lehman Brothers, Bear, Stearns & Co. Inc, UBS Investment Bank, Banc of America Securities LLC, DEPFA First Albany Securities, LLC., Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Stanley, M.R. Beal & Company, Ramirez & Co. Inc., Raymond James & Associates, Inc., RBC Capital Markets, Roosevelt & Cross, Inc., Siebert Brandford Shank & Co., LLC, Wachovia Bank, N.A.

02/13/08	METROPOLITAN TRANSN AUTH NY REV	1,000,000,000	2,000,000

J.P. Morgan Securities Inc., Lehman Brothers, UBS Investment Bank, Bear, Stearns & Co. Inc., Citi, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Stanley, M.R. Beal & Company, Ramirez & Co., Inc., Raymond James & Associates, Inc., RBC Capital Markets, Roosevelt & Cross, Inc., Siebert Brandford Shank & Co., LLC, Wachovia Bank, N.A.

02/13/08	METROPOLITAN TRANSN AUTH NY REV	1,000,000,000	3,000,000

J.P. Morgan Securities Inc., Lehman Brothers, UBS Investment Bank, Bear, Stearns & Co. Inc., Citi, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Stanley, M.R. Beal & Company, Ramirez & Co., Inc., Raymond James & Associates, Inc., RBC Capital Markets, Roosevelt & Cross, Inc., Siebert Brandford Shank & Co., LLC, Wachovia Bank, N.A.

02/13/08	NEW YORK N Y	475,000,000	1,000,000

Loop Capital Markets, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, M.R. Beal & Company, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities, LLC, Janney Montgomery Scott LLC, Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

03/07/08	PUERTO RICO COMWLTH AQDCT & SWR	1,316,204,456	2,000,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc, Banc of America Securities LLC, BBVAPR MSD, DEPFA First Albany Securities LLP, Eurobank MSD, Goldman, Sachs & Co., JP Morgan, Lehman Brothers, Loop Capital Markets, Merrill Lynch & Co., Oppenheimer & Co. Inc., Oriental Financial Services, Popular Securities, RBC Capital Markets, Samuel Ramirez & Co., Santander Securities, Scotia Capital, UBS Investment Bank, Wachovia Capital Markets, LLC